                                                                    EXHIBIT 10.1



                             INVESTMENT AGREEMENT
                             --------------------






                                 by and among



                   INTERACTIVE COUPON MARKETING GROUP, INC.,

                            a Michigan corporation



                                      and



                    LEND LEASE INTERNATIONAL PTY. LIMITED,

                             an Australian company







                                 June 1, 1998

                                TABLE OF CONTENTS

INDEX OF DEFINED TERMS.................................................................................  iv

LIST OF EXHIBITS.......................................................................................  vii

RECITALS...............................................................................................   1

ARTICLE I.  ISSUANCE AND SALE OF THE COMMON STOCK.......................................................  2

   1.1   Investment Amount; Authorization of Issuance and Reservation of Common Stock...................  2
   1.2   Phase One......................................................................................  2
   1.3   Phases Two, Three and Four.....................................................................  3
   1.4   Closings.......................................................................................  8
   1.5   Issuance of Additional Shares..................................................................  8
   1.6   Grant of Technology License on Occurrence of Certain Events....................................  8

ARTICLE II.  RIGHT OF FIRST REFUSAL.....................................................................  9

   2.1   Right of First Refusal in the Private Offering.................................................  9

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE
                         CORPORATION...................................................................  11

   3.1   Organization and Standing; Articles and Bylaws................................................  11
   3.2   Capitalization................................................................................  11
   3.3   Voting Agreements.............................................................................  12
   3.4   Corporate Power: Authorization................................................................  12
   3.5   Validity of Investment Shares.................................................................  13
   3.6   Consents and Waivers..........................................................................  13
   3.7   Litigation....................................................................................  13
   3.8   Shareholder Lists and Agreements..............................................................  13
   3.9   Subsidiaries..................................................................................  13
   3.10  Financial Statements..........................................................................  14
   3.11  Absence of Undisclosed Liabilities............................................................  14
   3.12  Absence of Certain Developments...............................................................  15
   3.13  Title to Assets...............................................................................  15
   3.14  Real Property.................................................................................  16
   3.15  Tax Matters...................................................................................  16
   3.16  Contracts and Commitments.....................................................................  16
   3.17  Proprietary Rights; Employee Restriction......................................................  17
   3.18  Effect of Transactions........................................................................  17
   3.19  Insurance.....................................................................................  18
   3.20  Securities Act Registration...................................................................  18
   3.21  Business; Compliance with Laws................................................................  18

   3.22  Books and Records..............................................................................  18
   3.23  Employee Benefit Plans.........................................................................  19
   3.24  Brokerage......................................................................................  19
   3.25  Employees......................................................................................  19
   3.26  Related Party Transactions.....................................................................  19
   3.27  Disclosure.....................................................................................  20
   3.28  Proprietary Information and Inventions Agreement...............................................  20


ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.............................................  20

   4.1   Representations and Warranties.................................................................  20
   4.2   Investment.....................................................................................  21
   4.3   Federal and State Securities Laws..............................................................  21

ARTICLE V.  PRIOR OR SIMULTANEOUS ACTIONS...............................................................  22

ARTICLE VI.  COVENANTS..................................................................................  23

   6.1   Business Plan..................................................................................  23
   6.2   Affiliated Transaction.........................................................................  23
   6.3   Inspection.....................................................................................  23
   6.4   Material Changes and Litigation................................................................  24
   6.5   Use of Proceeds................................................................................  24
   6.6   Shareholders Agreement.........................................................................  24
   6.7   Termination....................................................................................  24

ARTICLE VII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES: INDEMNIFICATION...............................  24

   7.1   Survival of Representations and Warranties.....................................................  24
   7.2   Indemnification................................................................................  25

ARTICLE VIII.  RESTRICTIONS ON TRANSFER.................................................................  25

   8.1   Parties to the Shareholder Agreement; Limitation on Transfer...................................  25
   8.2   Restrictive Legend.............................................................................  26

ARTICLE IX.  MISCELLANEOUS..............................................................................  27

   9.1   Staff and Advisers.............................................................................  27
   9.2   Standard of Performance........................................................................  28
   9.3   Notices Etc....................................................................................  28
   9.4   Delays or Omissions............................................................................  29
   9.5   Assignments; Successors and Assigns............................................................  29

   9.6   Amendments.....................................................................................  29
   9.7   Counterparts...................................................................................  29
   9.8   Headings and Construction......................................................................  30
   9.9   Entire Agreement...............................................................................  30
   9.10  Governing Law, Venue and Jurisdiction..........................................................  30
   9.11  Joint Drafting.................................................................................  30
   9.12  Attorneys Fees.................................................................................  31
   9.13  Disclosure on Completion of First Phase........................................................  31
   9.14  Exhibits.......................................................................................  31
   9.15  No Joint Venture...............................................................................  31

                            INDEX OF DEFINED TERMS
                            ----------------------



"80% Call Notice" shall have the meaning ascribed to it in Section 1.3(d)(ii).

"90% Call Notice" shall have the meaning ascribed to it in Section 1.3(f)(i).

"Act" shall have the meaning ascribed to it in Section 4.2.

"Affiliate" shall have the meaning ascribed to it in Section 9.5.

"Agreement" shall have the meaning ascribed to it in the first paragraph of the Investment Agreement.

"Alliance Agreements" shall have the meaning ascribed to it in Section 3.4.

"Annual Financial Statements" shall have the meaning ascribed to it in Section 3.10(a)(i).

"Benefit Plans" shall have the meaning ascribed to it in Section 3.23.

"Board of Directors" shall have the meaning ascribed to it in Section 3.22.

"Business" shall have the meaning ascribed to it in Recital A.

"Business Plan" shall have the meaning ascribed to it in Section 6.1.

"Core Business" shall have the meaning ascribed to it in Section 1.6.

"Corporation" shall have the meaning ascribed to it in the first paragraph of the Investment Agreement.

"Corporation Group" shall have the meaning ascribed to it in Section 7.2(b).

"Disclosure Letter" shall have the meaning ascribed to it in the first paragraph of Article III.

"Employee Plan" shall have the meaning ascribed to it in Section 3.2.

"Financial Statements" shall have the meaning ascribed to it in Section 3.10(a)(ii).

"Fully Diluted Shares" shall have the meaning ascribed to it in Section 1.1(b).

"GAAP" shall have the meaning ascribed to it in Section 3.10(b).

"Initial Public Offering" shall have the meaning ascribed to it in Section 2.1.

"Integrated Business Activities" shall have the meaning ascribed to it in
Section 1.6.

"Intellectual Property Rights" shall have the meaning ascribed to it in Section 3.17.

"Interim Balance Sheet" shall have the meaning ascribed to it in Section 3.10(a)(ii).

"Interim Balance Sheet Date" shall have the meaning ascribed to it in Section 3.10(a)(ii).

"Interim Financial Statements" shall have the meaning ascribed to it in Section 3.10(a)(ii).

"Investment" shall have the meaning ascribed to it in Recital B.

"Investor Directors" shall have the meaning ascribed to it -in Section 1.3(c)(iii).

"Investor Group" shall have the meaning ascribed to it in Section 7.2(a).

"Investment Notice" shall have the meaning ascribed to it in Section 1.3(a)(i).

"Investment Shares" shall have the meaning ascribed to it in Recital C.

"Investor" shall have the meaning ascribed to it in the first paragraph of the Investment Agreement.

"License" shall have the meaning ascribed to it in Section 1.6

"Milestone" shall have the meaning ascribed to it in Section 1.3(a).

"Non-Employee Plan" "Investor Directors" shall have the meaning ascribed to it in Section 3.2.

"Option Notice" shall have the meaning ascribed to it in Section 1.3(a)(i).

"Other Shareholders" shall have the meaning ascribed to it in Section 6.6.

"Permits" shall have the meaning ascribed to it in Section 3.21.

"Permitted Liens"  shall have the meaning ascribed to it in Section 3.13.

"Phase" shall have the meaning ascribed to it in Section 1.l(a).

"Phase One Closing" shall have the meaning ascribed to it in Section 1.2(b).

"Phase One Shares" shall have the meaning ascribed to it in Section 1.2(a).

"Phase Three or Phase Four Exercise Period" shall have the meaning ascribed to it in Section 1.3(a)(iii).

"Phase Three or Phase Four Grace Period" shall have the meaning ascribed to it in Section 1.3(a)(iii).

"Phase Two Election Period" shall have the meaning ascribed to it in Section 1.3(a)(ii).

"Phase Two Due Date" shall have the meaning ascribed to it in Section
1.3(a)(ii).

"Phases" shall have the meaning ascribed to it in Section 1.1(a).

"Private Offering" shall have the meaning ascribed to it in Section 2.1.

"Private Offering Notice" shall have the meaning ascribed to it in Section
2.1(a).

"Put Notice" shall have the meaning ascribed to it in Section 1.3(c)(ii).

"Shareholders Agreement" shall have the meaning ascribed to it in Sections 3.5 and 6.6.

"Threshold Amount" shall have the meaning ascribed to it in Section 7.2(c).

                               LIST OF EXHIBITS
                               ----------------


Exhibit A             Articles of Incorporation
Exhibit 1.4A          Opinion of the Corporation's Counsel
Exhibit 1.4B          Corporation Certificate
Exhibit 1.4C          Investor Certificate
Exhibit 3.0           Disclosure Letter
Exhibit 4.3A          Accredited Investor Definition
Exhibit 4.3B          Confidential Statement of Investor Suitability
Exhibit 4.3C          Investor Address
Exhibit 5.5A          Corporation Certificate
Exhibit 5.5B          Investor Certificate
Exhibit 5.6           Opinion of Counsel
Exhibit 6.1           Business Plan
Exhibit 6.6           Shareholders Agreement

                             INVESTMENT AGREEMENT
                             --------------------

     THIS INVESTMENT AGREEMENT (this "Agreement") is entered into as of June 1, 1998, by and among INTERACTIVE COUPON MARKETING GROUP, INC., a Michigan corporation (the "Corporation"), and LEND LEASE INTERNATIONAL PTY. LIMITED, an Australian company (the "Investor").

                                   RECITALS

     This Agreement is entered into on the basis of the following facts, understandings and intentions of the parties:

     A. The Corporation has developed a proprietary system for offering coupons and other direct promotions over the Internet (the "Business"). The Investor has developed a concept that provides a service to retailers and consumers that has some common features to the Business and in connection therewith has developed contacts, technologies, ideas, tools and supporting materials which could provide enhancement of and support to the Business.

     B. The Investor desires to acquire common stock of the Corporation for the monetary consideration set forth in this Agreement (the "Investment"), to contribute contacts, technologies, ideas, tools and supporting materials to the Corporation in accordance with the Initial Business Plan attached hereto as
Exhibit 6.1, as the same may from time to time be hereafter amended by action of
-----------
the Board of Directors (the "Business Plan"), and to participate in directing and operating the Business, all in consideration of the commitments made by the Corporation in this Agreement.

     C. In connection with the Investment, the Corporation shall issue to the Investor on a fully diluted basis an amount of shares (the "Investment Shares") of the Corporation's common stock (the "Common Stock"), with the voting powers, designations, preferences, limitations, and relative participating, optional or other rights set forth in this Agreement, the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation") attached as Exhibit A,
                                                                      ---------
and the Shareholders Agreement attached hereto as Exhibit 6.6, on the terms and
                                                  -----------
conditions set forth in this Agreement and the Shareholders Agreement.

     D. The proceeds of the Investment will be used in accordance with the Business Plan.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                     ISSUANCE AND SALE OF THE COMMON STOCK

     1.1  Investment Amount; Authorization of Issuance and Reservation of Common
          ----------------------------------------------------------------------
          Stock.
          -----

          (a) The Investment shall be made in four phases (each a "Phase", and collectively the "Phases") as set forth in Sections 1.2 and 1.3 herein, for
                                                ------------     ---
     an aggregate purchase price of U.S. $18,500,000.

          (b) Subject to the terms and conditions hereof, the Corporation has authorized the issuance of up to Thirty percent (30%) of its Common Stock, without par value, on a fully diluted basis (the "Fully Diluted Shares") in four Phases at the purchase price for each Phase set forth below. The Fully Diluted Shares means, immediately following any issuance of Common Stock to the Investor hereunder, all of the Corporation's issued and outstanding Common Stock and all shares of Common Stock issuable upon exercise of, or pursuant to, all outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Corporation of any shares of its Common Stock.

          (c) The Corporation shall reserve that number of shares of Common Stock to ensure the availability at all times of Thirty percent (30%) of the Fully Diluted Shares for issuance to the Investor and shall reserve additional shares of Common Stock for issuance to the Investor, all as is required pursuant to the terms of this Agreement in order to comply with the provisions of this Agreement for issuance of Common Stock to the Investor.

     1.2  Phase One.
          ---------

          (a) Subject to the terms and conditions herein, and in reliance on the representations, warranties and agreements contained herein, the Corporation shall issue and sell to the Investor that number of shares of Common Stock equal to Ten percent (10%) of the Fully Diluted Shares for a purchase price of U.S $5,000,000 (the "Phase One Shares").

          (b) The purchase and sale of the Phase One Shares shall occur at a closing (the "Phase One Closing") to be held as soon as is practicable, but in any event, not later than June 1, 1998, or such other time and place as shall be mutually agreed upon by the Corporation and the Investor.

     1.3  Phases Two, Three and Four.
          --------------------------

     Following the Phase One Closing, the remainder of the Investment, totaling U.S. $13,500,000, shall be staged in three Phases pursuant to the terms and subject to the conditions of this Section 1.3, for the following purchase prices
                                  -----------
such that after issuance, the Investor shall own the following percentages of the Fully Diluted Shares in addition to any percentages of Fully Diluted Shares owned prior to any such issuance:

                                       % of Fully Diluted Shares
                                       -------------------------
Phase                Purchase Price    after issuance to the Investor
-----                --------------    ------------------------------

Phase Two            US $5,000,000     7.5%
Phase Three          US $5,000,000     7.5%
Phase Four           US $3,500,000     5.0%


     (a) Upon the Corporation achieving the milestones for each Phase set forth in the Business Plan (a "Milestone"), the Investor shall have the option to invest the full amounts and for the percentages of Fully Diluted Shares as set forth above. The decision as to whether or not to invest in any Phase under this Section 1.3 shall be determined by the Investor in its sole
                -----------
     discretion, provided however, if the Investor fails to exercise the option to invest in any Phase, the Investor shall be deemed to have waived the right to purchase that percentage of Fully Diluted Shares available to it in the Phase in which it did not invest, but such waiver shall not affect any further unexercised options as to a Phase following the Phase not exercised. The option for each Phase shall be exercised as follows:

               (i) Within thirty (30) days after the date the Corporation must achieve the Milestone for a Phase, the Corporation shall notify the Investor, in writing, whether or not the Milestone has been achieved (the "Investment Notice") and that the Investor must give notice to exercise the option or not exercise the option as to that Phase (the "Option Notice").

               (ii) Within fifteen (15) days after the date the Investor receives the Investment Notice for Phase Two (the "Phase Two Election Period"), if the Investor elects to exercise its option to invest, the Investor shall notify the Corporation of its decision to invest and shall deliver the Option Notice to the Corporation. The Corporation's failure to receive the Option Notice for Phase Two within the Phase Two Election Period shall be deemed receipt of notice from the Investor of its election not to invest in Phase Two. If the Investor delivers the Option Notice which states an election to invest within the Phase Two Exercise Period, the Investor shall have forty-five (45) days after the Phase Two Election Period to deliver the purchase price to the Corporation (the "Phase Two Due Date").

          (iii)  Within thirty (30) days after the date of the Investment
          Notice for Phase Three or Phase Four (the "Phase Three or Phase Four Exercise Period"), if the Investor elects to exercise its option to invest, the Investor shall notify the Corporation of its decision to invest and shall deliver the Option Notice and, prior to the end of the Phase Three or Phase Four Exercise Period, deliver the purchase price for Phase Three or Phase Four to the Corporation. The Corporation's failure to receive the Option Notice for Phase Three or Phase Four within the respective Phase Three or Phase Four Exercise Period shall be deemed receipt of notice from the Investor of its election not to invest. If the Option Notice states an election to invest within the Phase Three or Phase Four Exercise Period, but the Investor fails to deliver the applicable purchase price to the Corporation prior to the end of the Phase Three or Phase Four Exercise Period, the Corporation shall notify the Investor of the failure to deliver the purchase price and the Investor shall have a grace period of seven (7) days after such notice to deliver the purchase price to the Corporation (the "Phase Three or Phase Four Grace Period").

     (b) The Corporation's failure to achieve a Milestone for any Phase will not in any way affect the Investor's right to invest in that or any other Phase whether or not the Corporation achieves or fails to achieve the Milestone for such other Phase, except if the Corporation or the Investor exercises their respective rights, if applicable, under Sections
                                                             --------
     1.3(c)(ii), 1.3(d)(ii), 1.3(e)(ii) or 1.3(g)(i), in which event the
     -----------------------------------------------
     Investor shall have no further rights to exercise any option for any Phase after such right is exercised.

     (c) In the event the Corporation fails to achieve the Milestone for Phase Two, and the Investor elects in its sole discretion not to invest in Phase Two, all of the following shall apply:

               (i) The Corporation shall be entitled to raise capital through the issuance of debt or equity. If it raises capital through the issuance of equity, Investor shall be pro-rata diluted with all other shareholders of the Corporation; provided, however, the Investor shall have the right to purchase equity in such offering, at the per share price in such offering, less discounts and commissions, in an amount necessary to maintain its then percentage equity interest of the Fully Diluted Shares; and

               (ii) The Investor shall have the right, within thirty (30) days from the date of the Option Notice, or if the Option Notice is not given, thirty (30) days from the date the Option Notice was due, to notify the Corporation of its desire to have the Corporation redeem the Investor's entire equity interest in the Corporation (the "Phase Two Put Notice") at a price equal to Ninety percent (90%) of the aggregate purchase price paid by the Investor for the Investment. Upon receipt of the Phase Two Put

          Notice, the Corporation shall be obligated to redeem the Investor's entire equity interest for said price, on a date selected by the Corporation (but in no event later than six (6) months from the date of the Phase Two Put Notice); and

               (iii) In the event the Corporation raises capital through the issuance of debt or equity as provided in Section 1.3(c)(i), upon the
                                                    -----------------
          closing of the issuance of such debt or equity, the Corporation shall be entitled to reduce the number of directors selected by the Investor and elected pursuant to the terms of the Shareholder Agreement (as described in Section 6.6) (the "Investor Directors") all in accordance
                       -----------
          with Section 1.3 of the Shareholders Agreement.

     (d) In the event the Corporation achieves the Milestone for Phase Two, and the Investor elects in its sole discretion not to exercise its option for Phase Two, or elects to invest in Phase Two but fails to pay the Phase Two purchase price on or before the Phase Two Due Date, then the Corporation shall have all of the following rights and remedies, as determined by the Corporation in its sole discretion:

               (i) The Corporation shall be entitled to raise capital through the issuance of debt or equity. If it raises capital through the issuance of equity, Investor shall be pro-rata diluted with all other shareholders of the Corporation, and the Investor shall not have the right to purchase equity in such offering; and

               (ii) The Corporation shall have the right (i) within sixty (60) days after the date the Corporation receives (or is deemed to have received) notice from the Investor that it has elected not to invest, or (ii) if the Investor has provided timely notice of its decision to invest, and has failed to invest by the Phase Two Due Date, within sixty (60) days after the Phase Two Due Date, to notify the Investor of its desire to redeem the Investor's entire equity interest in the Corporation (the "80% Call Notice") at a price equal to eighty percent (80%) of the aggregate purchase price paid by the Investor for its Investment. Upon receipt of the 80% Call Notice, the Investor shall be obligated to sell the Investor's entire equity interest to the Corporation for said price, on a date selected by the Corporation (but in no event later than six (6) months from the date of the 80% Call Notice); and

               (iii) The Corporation shall be entitled to reduce the number of Investor Directors in accordance with Section 1.3 of the Shareholders Agreement; and

               (iv) The Corporation shall be entitled to terminate the Shareholder Agreement; and

               (v) Only in the event the Investor elects to invest in Phase Two but it fails to pay the purchase price by the Phase Two Due Date, and the Corporation does not elect the 80% Call Notice, in addition to all rights and remedies provided in this Section 1.3(d), the
                                                   --------------
          Corporation shall have all other rights and remedies available at law and equity; and

               (vi) If the Corporation issues its 80% Call Notice but fails to deliver the purchase price to the Investor within the period provided by Section 1.3(d)(ii) above, any action taken by the Corporation under
          Section 1.3(d)(ii)-(iv) above, shall be deemed void and of no effect.

     (e) In the event the Corporation fails to achieve a Milestone for either Phase Three or Four and the Investor in its sole discretion elects not to invest in the applicable Phase, all of the following shall apply:

               (i) The Corporation shall be entitled to raise capital through the issuance of debt or equity as determined by the Board. If it raises capital through the issuance of equity, the Investor shall be pro-rata diluted with all other shareholders of the Corporation; provided, however, the Investor shall have the right to purchase equity in such offering, at the per share price in such offering, less discounts and commissions, in an amount necessary to maintain its then percentage equity interest of Fully Diluted Shares; and

               (ii) The Investor shall have the right, within thirty (30) days from the due date of the Option Notice, or if the Option Notice is not given, thirty (30) days from the date the Option Notice was due, to notify the Corporation of its desire to have the Corporation redeem the Investor's entire equity interest in the Corporation (the "Phase Three or Phase Four Put Notice") at a price equal to ninety percent (90%) of the aggregate purchase price paid by the Investor for the Investment. Upon receipt of the Phase Three or Phase Four Put Notice, the Corporation shall be obligated to redeem the Investor's entire equity interest for said price, on a date selected by the Corporation (but in no event later than six (6) months from the date of the Phase Three or Phase Four Put Notice); and

               (iii) In the event the Corporation raises capital through the issuance of equity, but not debt, as provided in Section 1.3(e)(i),
                                                           -----------------
          upon the closing of the issuance of equity, the Corporation shall be entitled to alter the number of directors pursuant to Section 1.3.3 of the Shareholders Agreement.

     (f) In the event the Corporation achieves the Milestone for Phase Three or Four, and the Investor elects not to invest in the applicable Phase, the Corporation shall have all of the following rights, as determined by the Corporation in its sole discretion:

          (i) The Corporation shall be entitled to raise capital through the issuance of debt or equity. If it raises capital through the issuance of equity, Investor shall be pro-rata diluted with all other shareholders of the Corporation, and the Investor shall not have the right to purchase equity in such offering; and

          (ii) The Corporation shall be entitled to reduce the number of Investor Directors in accordance with Section 1.3 of the Shareholders Agreement.

     (g) In the event the Investor elects to invest in Phase Three or Phase Four but it fails to pay the purchase price for that Phase within the Phase Three or Phase Four Grace Period, the Corporation shall have all of the following rights and remedies, as determined by the Corporation in its sole discretion:

               (i) The Corporation shall have the right, within sixty (60) days after the Phase Three or Phase Four Grace Period as the case may be, to notify the Investor of its desire to redeem the Investor's entire equity interest in the Corporation (the "90% Call Notice") at a price equal to ninety percent (90%) of the aggregate purchase price paid by the Investor for its Investment. Upon receipt of the 90% Call Notice, the Investor shall be obligated to sell the Investor's entire equity interest to the Corporation for said price, on a date selected by the Corporation (but in no event later than six (6) months from the date of the 90% Call Notice); and

               (ii) The Corporation shall be entitled to reduce the number of Investor Directors in accordance with Section 1.3 of the Shareholders Agreement; and

               (iii) The Corporation shall be entitled to terminate the Shareholder Agreement; and

               (iv) The Corporation shall have all other rights and remedies available at law and equity.

     (h) In the event the Corporation elects to proceed with an Initial Public Offering, as defined in Section 2.1, prior to the date the specified
                             -----------
     Milestones for all Phases were to have been achieved (such that the Investor did not have the opportunity to purchase the percentage of Fully Diluted Shares for the entire US $13,500,000 set forth above for Phases Two, Three and Four), then, subject to completion of the Initial Public Offering, the Investor shall be entitled to purchase the percentage of Fully Diluted Shares after completion of the Initial Public Offering it would have been able to purchase had all of the Milestones been achieved prior to the Initial Public Offering, at the offering price to the public less underwriters' discounts and commissions, provided that the Investor agrees to abide by the managing underwriter's restrictions on resale of its shares.

     1.4  Closings.
          --------

     Closings for Phases Two, Three and Four shall be held at such time and place (but in no event later than any applicable deadlines set forth above) as shall be mutually agreed upon by the Corporation and the Investor. At each of the Phase Two, Three and Four Closings hereunder: (i) the Corporation shall deliver to the Investor a certificate representing the Phase Two, Three or Four Shares registered in the Investor's name and the Investor shall pay the purchase price for the Phase Two, Three or Four Shares by (at the option of the Corporation) either cashier's check payable in immediately available funds payable to the order of the Corporation or by wire transfer of funds payable to the order of the Corporation; (ii) the Corporation shall deliver to the Investor an opinion of the Corporation's counsel in the form attached hereto as Exhibit
                                                                       -------
1.4A; and (iii) the Corporation and the Investor shall exchange reconfirmation
----
certificates in the forms attached as Exhibit 1.4B and Exhibit 1.4C,
                                      ------------     ------------
respectively.

     1.5  Issuance of Additional Shares
          -----------------------------

     The Corporation shall issue to Investor additional shares of Common Stock as and when required by sections 3.2 and 3.11 of the Disclosure Letter.

    1.6   Grant of Technology License on Occurrence of Certain Events.
          -----------------------------------------------------------

    In the event that (i) the Corporation reduces the number of Investor Directors pursuant to Section 1.3 (d)(iii), 1.3(e)(iii), 1.3(f)(ii) or
                      ------------------------------------------------
1.3(g)(ii) above, or (ii) the Corporation fails to pay the purchase price when
----------
due after the giving of a Phase Two, a Phase Three or a Phase Four Put Notice, then the Corporation shall grant to the Investor, or any Affiliate of the Investor (as defined in Section 9.5 below), one or more non-exclusive technology
                        -----------
licenses for the Corporation's technology (including technology documentation and related patents) necessary for the uses and purposes set forth in the following sentence (each a "License"), on the general terms and conditions specified in this Section 1.6. The License shall be granted to the Investor, or
                  -----------
an Affiliate of the Investor (as designated by the Investor), for the limited purposes and uses of maintaining the core business activities of the Investor or such Affiliate (the "Core Business") which have integrated (without infringing upon the Intellectual Property Rights of the Corporation) some or all aspects of the Corporation's technology services into its active business operations (the "Integrated Business Activities"). The License shall only be effective upon the Corporation ceasing to offer such technology services to businesses similar to the Core Business of the Investor or its Affiliates, and shall only apply to those technology services previously offered to the Core Business of the Investor or its

Affiliates which the Corporation is no longer offering. If the Corporation is offering such technology services to businesses similar to the Core Business of the Investor or its Affiliates, then the Corporation shall offer such technology services to the Investor and its Affiliates upon the same standard terms and conditions as it offers such technology services to similarly situated third parties in such businesses as long as the Investor and its Affiliates abide by such standard terms and conditions. The License shall only entitle the Investor or its Affiliates to offer such technology services (a) in conjunction with providing the services of its Core Business, and (b) to third parties not owned or operated by Investor or its Affiliates as part of the Integrated Business Activities. The License shall contain industry standard terms and conditions (including the term of the License and the amount of the annual fee for the License) for similar technology licenses. Promptly after the Investor delivers the Option Notice for Phase Two, the parties shall diligently negotiate in good faith the specific terms and conditions of the License and conclude such negotiations within sixty (60) days after delivery of such Option Notice. The failure of the parties to agree in good faith upon the terms and conditions of the License within such sixty (60) day period shall not excuse either party from performing any other obligations, or limit either party's remedies, under this Agreement (including those set forth in Sections 1.3(e), 1.3(f), and 1.3(g)). A
                                        -----------------------------------
breach of this Section 1.6 shall only entitle a party to pursue specific
               -----------
performance under this Section 1.6, or damages arising from a breach of this
                       -----------
Section 1.6, as an independent action.
-----------

                                  ARTICLE II

                            RIGHT OF FIRST REFUSAL

     2.1  Right of First Refusal in the Private Offering.
          ----------------------------------------------

     The "Initial Public Offering" shall mean the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of the Corporation's Common Stock. If, prior to the Initial Public Offering, the Corporation proposes to seek financing in addition to the Investment by offering any shares of, or securities convertible into or exercisable for any shares of, any class of its stock (each, a "Private Offering"), and the Investor has then invested US $18,500,000 pursuant to this Agreement, the Corporation shall first offer a portion of each Private Offering to the Investor in accordance with the following provisions:

               (a) The Corporation shall deliver a written notice (a "Private Offering Notice") to the Investor stating (i) its bona fide intention to make the Private Offering, (ii) the number of shares of, or securities convertible into or exercisable for any shares of, any class of its stock, to be offered, and (iii) the price and terms, if any, upon which it proposes to make the Offering.

               (b) Within forty-five (45) days after the date of the Private Offering Notice, the Investor may elect by written notice to the Corporation to purchase or obtain, a portion of the Private Offering, at a discount of ten percent (10%) off the price specified in the Private Offering Notice; provided however, that: (i) the Investor's right of first refusal provided for in this Section 2.1 shall be
                                                      -----------
          limited to that portion of the Private Offering which when combined with the Investment will not exceed forty percent (40%) of the Corporation's Fully Diluted Shares; and (ii) the Investor must close the purchase within fifteen (15) days of the date of said written notice.

               (c) Following the expiration of the forty-five (45) day period set forth in subsection (b) above, the Corporation may make the Private Offering to third parties for the portion of the Private Offering that the Investor was not entitled to purchase and for the remaining portion of the Private Offering that the Investor did not properly elect to purchase in accordance with this Section 2.1;
                                                             -----------
          provided however, that all such offers to third persons shall be at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Private Offering Notice. If the Corporation does not close the sale of the interests offered in the Private Offering within any time limit set forth in the Private Offering, the right provided hereunder shall be deemed to be revived, and that portion of the Private Offering which was subject to the Investor's rights under this Section 2.1 shall not be offered or
                                       -----------
          transferred to any third parties unless first re-offered to the Investor in accordance herewith.

               (d)       The right of first refusal in this Section 2.1 shall
                                                            -----------
          not be applicable (i) to the issuance or sale of shares of Common Stock (as adjusted to reflect any stock splits, combinations or other events involving the Common Stock) to employees, consultants or members of the Board of Directors pursuant to employee or director stock plans which are approved in writing by the Corporation's Board of Directors, (ii) to the Initial Public Offering (as defined) or to any offering after consummation of the Initial Public Offering, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities of the Corporation, (iv) to securities issued in connection with any acquisition or business combination transaction approved by the Board of Directors of the Corporation, or (v) to securities issued in connection with equipment lease financings or other financings with commercial lenders, or in strategic transactions involving the Corporation and other entities, including joint ventures or marketing, distribution or development arrangements, in each case provided that any issuance pursuant to this clause (v) has been approved by the Board of Directors of the Corporation.

               (e)  Investor's exercise of any right of first refusal in this
          Section 2.1, or its failure to elect any right of first refusal in
          -----------
          this Section 2.1, shall not affect Investor's right to invest in a
               -----------
          future Private Offering, provided that in any event, the Investor's aggregate ownership shall not exceed forty percent (40%) of the Corporation's Fully Diluted Shares.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

     A disclosure letter is attached hereto as Exhibit 3.0 (the "Disclosure
                                               -----------
Letter"). The Corporation warrants and represents that all information in the Disclosure Letter is true, complete and correct. To the extent that any information in the Disclosure Letter conflicts with any of the representations and warranties of this Article III, that information will be deemed an exception to such representation or warranty. The Corporation hereby represents and warrants to the Investor as follows:

     3.1  Organization and Standing; Articles and Bylaws.
          ----------------------------------------------

     The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and the Corporation is authorized to exercise all of its corporate powers, rights, and privileges. The Corporation has all required corporate power and authority to own its property, to carry on its business as presently conducted or contemplated. True and accurate copies of the Articles of Incorporation and the Bylaws of the Corporation, each as in effect on the date hereof, have been delivered to the Investor. The Corporation is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify, would have a material adverse effect on its business.

     3.2  Capitalization.
          --------------

     The authorized capital stock of the Corporation on the date hereof consists solely of 60,000 shares of Common Stock. On the date hereof, 17,259.97 shares of Common Stock are issued and outstanding. The Common Stock has the rights, preferences and privileges as set forth in the Articles of Incorporation. On December 4, 1997, the Corporation's Board of Directors adopted the Interactive Coupon Marketing Group, Inc. 1997 Non-Employee Director Stock Option Plan (the "Non-Employee Plan") and the Interactive Coupon Marketing Group, Inc. 1997 Stock Option Plan (the "Employee Plan"). On the date of this Agreement, options to acquire 1,045 shares of Common Stock are outstanding pursuant to the Employee Plan, options to acquire 200 shares of Common Stock are outstanding pursuant to the Non-Employee Plan, and options to acquire 282.38 shares of Common Stock are outstanding to a key employee pursuant to his Employment Agreement. The Corporation has reserved 1,527.38 shares of Common Stock for issuance upon exercise of these options. On the date of this Agreement, warrants to acquire 750 shares of Common Stock are outstanding. The Corporation has reserved 750 shares of Common Stock for issuance upon exercise of these warrants. Except as set forth above, there are no outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Corporation of any shares of capital stock or any other securities of the Corporation. The Corporation is not a party to any existing agreement with any person or entity which requires the Corporation to purchase from such person or entity any of its capital stock, any securities convertible into or exchangeable or exercisable for any of its capital stock, or any right, options or warrants for its capital stock. All outstanding securities of the Corporation have been issued in accordance with all applicable state and Federal securities laws.

     3.3  Voting Agreements.
          -----------------

     Other than the Shareholders Agreement, the Corporation is not a party to any agreement or understanding, and the Corporation is not aware of any agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Corporation.

     3.4  Corporate Power: Authorization.
          -------------------------------

     The Corporation has all requisite legal and corporate power to enter into this Agreement, to issue and sell the Investment Shares as provided hereunder, and to carry out and perform its obligations (i) under the terms of this Agreement and (ii) any other agreements to which the Corporation is a party or the execution and delivery of which is contemplated hereby (the "Alliance Agreements"). All corporate action on the part of the Corporation and its officers, directors and shareholders that is necessary for the authorization, execution and delivery of this Agreement by the Corporation, for the performance of the Corporation's obligations hereunder and for the issuance and delivery of the Investment Shares has been taken, except for future transactions as specified in this Agreement, and this Agreement constitutes a legal and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms subject to the terms and conditions of this Agreement and: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights. The Corporation is not in violation of any term of its Articles of Incorporation or Bylaws, or in violation of any term of any judgment, decree, order, statute, rule or government regulation applicable to the Corporation or to which the Corporation is a party. The Corporation is not in violation of any term of any agreement or instrument applicable to the Corporation or to which the Corporation is a party where such violation could be materially adverse to the Corporation's financial condition, business or operations.

     3.5  Validity of Investment Shares.
          -----------------------------

     The Investment Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or restrictions of any kind; provided, however, that the Investment Shares may be subject to restrictions on transfer under state and federal securities laws and the Shareholders Agreement, among the Corporation and the Shareholders (as defined therein).

     3.6  Consents and Waivers.
          --------------------

     The Corporation has obtained any and all consents, permits, and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement and no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Corporation in connection with the Corporation's valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the Investment Shares.

     3.7  Litigation.
          ----------

     To the knowledge of the Corporation, there is no action, suit, investigation or proceeding pending or, threatened against the Corporation or related to the business conducted by the Corporation or that questions the validity of any Alliance Agreement or the right of the Corporation to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties or financial condition of the Corporation, or any material change in the current equity ownership of the Corporation. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Corporation currently pending or which the Corporation intends to initiate.

     3.8  Shareholder Lists and Agreements.
          --------------------------------

     Set forth in the Disclosure Letter is a true and complete list of all shareholders of the Corporation and persons holding options or warrants to acquire shares of the Corporation from the Corporation, showing the number of shares of capital stock held, or acquirable upon exercise of the option or warrant, by each such person in each case as of the date of this Agreement.

     3.9  Subsidiaries.
          ------------

     The Corporation has no subsidiaries and does not own, directly or indirectly, any interest in any corporation, association, or business entity.

     3.10 Financial Statements.
          --------------------

          (a) The Disclosure Letter contains true, correct and complete copies of:

               (i) The audited balance sheet of the Corporation, as at December 31, 1997, and the related statements of operations, shareholders' deficit and cash flows of the Corporation for the period covered thereby, including the footnotes thereto (all of foregoing being hereinafter collectively called the "Annual Financial Statements"); and

               (ii) The interim balance sheet of the Corporation (the "Interim Balance Sheet") as at April 30, 1998 (the "Interim Balance Sheet Date"), and the interim statements of operations and cash flows of the Corporation for the three (3) month period then ended, including any footnotes thereto (all of the foregoing, including the Interim Balance Sheet, being hereinafter collectively referred to as the "Interim Financial Statements" and together with the Annual Financial Statements collectively, the "Financial Statements").

          (b) The Financial Statements taken as a whole (i) fairly present in all material respects (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate) the financial position of the Corporation as of the dates indicated and the results of operations of the Corporation for the periods indicated, (ii) have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") throughout the periods covered thereby (subject, in the case of the Interim Financial Statements, to normal, recurring year-end adjustments which are not material individually or in the aggregate and the absence of footnote disclosure which may otherwise be required by GAAP) and (iii) are in accordance with the books and records of the Corporation which have been maintained in a manner consistent with historical practice. All reserves established and set forth in the Interim Balance Sheet are reasonable and adequate. By September 30, 1998, the Corporation will have established and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     3.11 Absence of Undisclosed Liabilities.
          ----------------------------------

     The Corporation has no liabilities or obligations of any nature, whether matured or unmatured, known or unknown, or fixed or contingent, except (a) to the extent expressly reflected or reserved against on the Interim Balance Sheet or expressly disclosed in the notes thereto; and (b) liabilities and obligations arising since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than any such liability or obligation arising from breach of contract, breach of warranty, tort, infringement, or violation of any legal requirement). The Corporation is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.12   Absence of Certain Developments.
            -------------------------------

     Except as reflected in the Financial Statements, since the Interim Balance Sheet Date, there has been (i) no material adverse change in the condition (financial or otherwise) of the Corporation or in the assets, liabilities, or properties of the Corporation; (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition by the Corporation of, any of the capital stock of the Corporation; (iii) no waiver of any valuable right of the Corporation or cancellation of any debt or claim held by the Corporation; (iv) no loan or guarantee by the Corporation to any officer, director, employee or shareholder of the Corporation, or any agreement or commitment therefor; (v) no increase, direct or indirect, in the compensation paid or payable to or for the benefit of any officer, director, employee or agent of the Corporation; (vi) no material loss, destruction or damage to any property of the Corporation, whether or not insured; (vii) no labor disputes involving the Corporation and no material change in the personnel of the Corporation or the terms and conditions of their employment; (viii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Corporation otherwise than for fair value in the ordinary course of business; (ix) no occurrence of any other event or condition of any character that might materially and adversely affect the business, properties, or financial condition of the Corporation; or (x) no agreement or commitment by the Corporation to do any of the things described in this Section 3.11.
                             ------------

     3.13   Title to Assets.
            ---------------

     The Corporation has good and marketable title to all of the assets reflected as being owned by the Corporation on the Interim Balance Sheet or acquired subsequent thereto (except for inventory sold or otherwise disposed of in the ordinary course of business for fair value and accounts and notes receivable paid in full since the date of the Interim Balance Sheet), free and clear of all encumbrances, except for those encumbrances set forth in the Disclosure Letter and Permitted Liens. Such assets are in good operating condition and repair (normal wear and tear excepted), are adequate and suitable for the uses for which they are used in the Corporation's business, are not subject to any condition which interferes with the economic value or use thereof, and constitute all assets necessary to permit the Corporation to carry on its business after the consummation of the transactions contemplated by this Agreement as generally conducted by the Corporation prior thereto. The term "Permitted Liens" means (i) liens arising by operation of law in the ordinary course of business that, individually and in the aggregate, do not in any material respect interfere with the use of any of the assets subject thereto;
(ii) minor imperfections of title which do not materially detract from the value of the property affected or materially impair the operations of the Corporation;
(iii) liens for taxes not yet due and payable; and (iv) landlords liens, if any, relating to leases.

     3.14   Real Property.
            -------------

     The Corporation does not own directly or indirectly any real property.

     3.15   Tax Matters.
            -----------

     The Corporation has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the pertinent Financial Statements. The provision for taxes on the Interim Balance Sheet is sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Corporation whether or not assessed or disputed. All taxes and other assessments and levies which the Corporation is required to withhold or collect have been withheld and collected and have been paid over when due to the proper governmental authorities. With regard to the income tax returns of the Corporation, the Corporation has never received notice of any audit or of any proposed deficiencies from any taxing authority and no controversy with respect to taxes of any type is pending or, to the knowledge of the Corporation, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Corporation for any year. The Corporation does not conduct any foreign or international operations that would ordinarily subject it to taxation in any jurisdiction outside of the United States.

     3.16   Contracts and Commitments.
            -------------------------

     The Corporation (i) is not a party to any contract, lease, obligation or commitment, written or oral, absolute or contingent which involves a potential commitment in excess of U.S. $25,000 or which is otherwise material and not entered into in the ordinary course of business; and (ii) does not have any employment contracts; stock redemption or purchase agreements; financing agreements; licenses; distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of the Corporation or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans. As to each agreement or understanding set forth in the Disclosure Letter: (a) it is in full force and effect and constitutes a valid and binding obligation of the Corporation and to the best knowledge of the Corporation, the other party thereto; (b) the Corporation has performed in all material respects the obligations required to be performed by it except for obligations not yet due to be performed; (c) the Corporation is not, and has not been, in default or received notices that it is in default in any material respect; (d) there exists no known event or condition that, after notice or lapse of time, or both, would constitute a default; and (e) there are no material defaults by any other party to any such agreement or understanding as to which any notice of default has been given. The Corporation has made available to the Investor correct and complete copies of all documents set forth in the Disclosure Letter. For purposes of this paragraph, contracts with labor unions, license agreements and any other agreements relating to the acquisition or disposition of the Corporation's Intellectual Property Rights technology, shall not be considered to be contracts entered into in the ordinary course of business.

     3.17   Proprietary Rights; Employee Restriction.
            ----------------------------------------

     The Corporation has disclosed in the Disclosure Letter all copyright registrations, trademark registrations and applications for registration, patents and patent applications, trademarks, trade secrets or other proprietary rights (collectively, "Intellectual Property Rights") registered, used or, to the best of the Corporation's knowledge, to be used in the Corporation's business as presently conducted and all licenses, assignments and leases relating to Intellectual Property Rights of others embodied in products of the Corporation. The Corporation has exclusive ownership of or license to use, all Intellectual Property Rights identified in the Disclosure Letter and, to the best knowledge of the Corporation, it has obtained any licenses, releases or assignments to use all third parties' Intellectual Property Rights embodied in products of the Corporation. To the best knowledge of the Corporation, neither the present business activities nor products of the Corporation infringe any Intellectual Property Rights of others. The Corporation has not received any notice or other claim from any person asserting that any of the Corporation's present activities infringe or may infringe on any Intellectual Property Rights of such person. The Corporation has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, manufacturing processes, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted. The Corporation has taken all commercially reasonable steps to establish and preserve its ownership of all copyright, trade secret and other proprietary rights with respect to its products and technology, except such rights as the Corporation has reasonably determined are not material to the Corporation's continuing business operations. The Corporation is not aware of any infringement by others of its copyrights or other Intellectual Property Rights to which it has exclusive use in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. The Corporation is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Corporation. Neither the Corporation nor, to the Corporation's knowledge, any of the key employees of the Corporation have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers.

     3.18   Effect of Transactions.
            ----------------------

     The execution, delivery and performance by the Corporation of this Agreement and the documents executed and delivered in connection therewith will not conflict with or result in any default under any material contract, obligation or commitment of the Corporation, or any charter provision, bylaw or corporate restriction of the Corporation, or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Corporation, its business or operations, or any of its assets or properties, or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Corporation, except pursuant to this Agreement. The Corporation's execution and delivery of this Agreement and the documents executed and delivered in connection therewith and its performance of the transactions contemplated thereby will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to the Corporation.

     3.19   Insurance.
            ---------

     The Corporation maintains valid and effective insurance policies, issued by financially sound and reputable insurers, as identified in the Disclosure Letter. The Corporation has paid all premiums due with respect to all said policies of insurance.

     3.20   Securities Act Registration.
            ---------------------------

     Assuming that the representations and warranties of the Investor contained herein are true, the offer, sale and delivery of the Investment Shares in the manner contemplated by this Agreement are each exempt from registration under the Securities Act and are exempt or will be exempt under applicable state securities laws regulating the issuance or sale of securities upon the timely filing of notices with the appropriate states. Neither the Corporation nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     3.21   Business; Compliance with Laws.
            ------------------------------

     The Corporation (i) is in compliance with, in all respects all legal requirements applicable to it and its business and (ii) has all material federal, state, local and foreign governmental licenses, permits and approvals (collectively, "Permits") used or necessary in the conduct of its business. Such Permits are in full force and effect, no violations with respect to any thereof are recorded, and no legal proceeding is pending or, to the best knowledge of the Corporation, threatened to revoke or limit any thereof.

     3.22   Books and Records.
            -----------------

     The copy of minute books of the Corporation provided to the Investor contain complete and accurate records of all meetings and other corporate actions of its shareholders and its board of directors (the "Board of Directors") and committees thereof. The stock ledger of the Corporation is complete and accurately reflects all issuances, transfers, repurchases, and cancellations of shares of capital stock of the Corporation.

     3.23   Employee Benefit Plans.
            ----------------------

     Each employee benefit plan, program, arrangement, practice or contract, whether formal or informal, maintained or contributed to by the Corporation providing current or retirement benefits or compensation to or on behalf of employees or former employees of the Corporation (the "Benefits Plans"), are in compliance in all material respects with the presently applicable laws.

     3.24   Brokerage.
            ---------

     No person or entity acting on behalf or under the authority of the Corporation is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the sale of the Investment Shares.

     3.25   Employees.
            ---------

     The Corporation has no collective bargaining agreement with any of its employees. There is no labor union organizing activity neither pending nor, to the best knowledge of the Corporation, threatened with respect to the Corporation. The Corporation is not aware that any officer or key employee intends to terminate his or her relationship with the Corporation, nor does the Corporation have any present intention of terminating the employment of any officer or key employee. To the best of its knowledge, the Corporation has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To the best of the Corporation's knowledge, no employee of the Corporation is in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Corporation or any other party because of the nature of the business conducted or to be conducted by the Corporation or to the utilization by the employee of his best efforts with respect to such business, which violation would have a material adverse affect on the business. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Corporation is terminable at the will of the Corporation, except as set forth in the Disclosure Letter.

     3.26   Related Party Transactions.
            --------------------------

     No employee, officer, or director of the Corporation or member of his or her immediate family thereof is indebted to the Corporation, nor is the Corporation indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Corporation's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Corporation is affiliated or with which the Corporation has a business relationship, or any firm or corporation that competes with the Corporation, except that employees, officers or directors of the Corporation and members of their immediate families may own stock in publicly traded companies that may compete with the Corporation. To the best of the Corporation's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Corporation.

     3.27   Disclosure.
            ----------

     The Corporation has provided the Investor with all the information reasonably available to it without undue expense that the Investor has requested for deciding whether to purchase the Investment Shares and all information which the Corporation believes is reasonably necessary to enable the Investor to make such decision.

     3.28   Proprietary Information and Inventions Agreement.
            ------------------------------------------------

     Each employee and officer of the Corporation has executed a General Rules of Conduct substantially in the form or forms that have been delivered to special counsel for the Investor.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     4.1    Representations and Warranties.
            ------------------------------

     The Investor hereby represents and warrants to the Corporation as follows:

            (a) All action on the part of the Investor necessary for the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby has been taken, except for future transactions as specified in this Agreement, and, assuming due execution and delivery by the Corporation, this Agreement constitutes a legal, valid, binding and enforceable obligation of the Investor, subject to the terms and conditions of this Agreement and: (i) judicial principles respecting or limiting the availability of specific performance, injunctive relief and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

            (b) The Investor is an entity and represents and warrants that: (i) the Investor is an existing entity, and has not been organized or reorganized for the purpose of making the Investment (or if not true, such fact shall be disclosed to the Corporation in writing along with information concerning the beneficial owners of the Investor), (ii) the undersigned has the authority to execute this Agreement and the "Confidential Statement of Investor Suitability" attached as Exhibit 4.3B
                                                                  ------------
     hereto and any other documents in connection with an investment in the Investment Shares on the Investor 's behalf, and (iii) the Investor has the power, right and authority to invest in the Investment Shares and enter into the transactions contemplated hereby, and the Investment is suitable and appropriate for the Investor and its beneficiaries (given the risks and illiquid nature of the Investment).

     4.2  Investment.
          ----------

          (a) The Investor has been advised that the Investment Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under any applicable state securities laws on the ground that no distribution or public offering of the Investment Shares is to be effected, and that in this connection the Corporation is relying in part on the representations of the Investor set forth in this Article IV;

          (b) The Investor has been further advised that no public market now exists for any of the securities issued by the Corporation and that a public market may never exist for the Investment Shares;

          (c) The Investor is purchasing the Investment Shares for its own account and not for any other person, subject to the Investor's right to transfer the Investment Shares and rights hereunder to any of its Affiliates;

          (d) By reason of its business or financial experience, the Investor has the capacity to protect its own interest in connection with the transactions contemplated hereunder, is able to bear the risks of an investment in the Corporation, and can afford a complete loss of such investment;

          (e) The Investor is aware of the Corporation's business affairs and financial condition and has acquired sufficient information about the Corporation to reach an informed and knowledgeable decision to acquire the Investment Shares; and

          (f) The Investor has had the opportunity to ask questions regarding the Corporation and the Corporation has provided information in response to the questions.

     4.3  Federal and State Securities Laws.
          ---------------------------------

     In order to enable the Corporation to determine whether the sale of the Investment Shares is exempt from registration under the Act and applicable state securities laws, the Investor represents that it is an "Accredited Investor" (as defined in Exhibit 4.3A hereof), has completed truthfully the appropriate items
           ------------
in the Confidential Statement of Investor Suitability attached as Exhibit 4.3B
                                                                  ------------
hereto, and is acquiring the Investment Shares for its own account, for investment, and not with a view to, or for sale in connection with, any distribution thereof. The Investor is not a resident of the United States and the address of the Investor set forth on Exhibit 4.3C attached hereto is the Investor's true
                          ------------
and correct residence or place of business.


                                   ARTICLE V

                         PRIOR OR SIMULTANEOUS ACTIONS

     Before or at the Phase One Closing, the following actions have been or will be taken:

     5.1 The Investor and the holders of not less than forty-five percent (45%) of the Fully Diluted Shares, have executed and delivered the Shareholders Agreement to the Corporation.

     5.2 The Investor has received certified copies of all requisite corporate actions taken by the Corporation to authorize its execution and delivery of this Agreement and the documents contemplated herein, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby.

     5.3 The Investor shall have received the requisite approval of its Board of Directors (or such lesser internal authority with the requisite authority) to effect the transactions contemplated by this Agreement.

     5.4 The Corporation and Investor shall have performed and complied with all of their obligations under this Agreement which are to be performed or complied with on or prior to the Phase One Closing.

     5.5 The Corporation and the Investor shall exchange certificates in the form attached as Exhibit 5.5A and Exhibit 5.5B executed by their respective
                      ------------     ------------
     officers to the effect that all representations and warranties made by the Corporation and the Investor in this Agreement shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct on the closing date with the same force and effect as if they had been made on and as of said date.

     5.6 The Corporation shall deliver to Investor an opinion of its counsel in the form attached as Exhibit 5.6.
                          -----------

     5.7 The Corporation shall deliver to the Investor a certificate representing the Phase One Shares registered in the Investor's name and the Investor shall pay the purchase price for the Phase One Shares by (at the option of the Corporation), either cashier's check payable in immediately available funds to the order of the Corporation or by wire transfer of funds payable to the order of the Corporation.

                                  ARTICLE VI

                                   COVENANTS

     6.1  Business Plan.
          -------------

     Attached to this Agreement as Exhibit 6.1 is the initial Business Plan
                                   -----------
which has been jointly formulated and completed by the Corporation and the Investor to provide the Corporation with a guide to developments leading to the Initial Public Offering (the "Initial Business Plan). The Corporation and the Investor hereby adopt the Initial Business Plan for all purposes under this Agreement. The Corporation shall comply with the Business Plan and perform the requirements and obligations of the Business Plan. The Board of Directors may amend the Business Plan from time to time as it deems necessary or appropriate to correlate the Business Plan to the realities of the business affairs and progress of the Corporation, except that the Milestones set forth in the Initial Business Plan (or amended Business Plan) may not be amended without the approval of two (2) of the Investor Directors and two (2) of the directors elected by the ICMG Shareholders (as defined in the Shareholders Agreement). In the event of any inconsistencies in the terms of the Business Plan and this Agreement, the terms of this Agreement shall govern.

     6.2  Affiliated Transaction.
          ----------------------

     All transactions by and between the Corporation and any officer, employee or shareholder of the Corporation or persons controlled by or affiliated with such officer, employee or shareholder, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Corporation than could be obtained from unrelated persons and shall be approved by the Board after full disclosure of the terms thereof.

     6.3  Inspection.
          ----------

     The Corporation shall, upon reasonable prior notice, permit authorized representatives of the Investor to visit and inspect any of the properties of the Corporation including its tangible and intangible personal property, and books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances and accounts of the Corporation with its officers, administrative employees and independent auditors, all at the expense of the Investor and at such reasonable times and as often as may be reasonably requested.

     6.4  Material Changes and Litigation.
          -------------------------------

     The Corporation shall promptly notify the Investor or its transferees of any material adverse change in the business, properties, assets, or condition (financial or otherwise) of the Corporation and of any litigation or governmental proceeding or investigation pending (or, to the best knowledge of the Corporation, threatened) against the Corporation or against any officer, director, key employee, or principal shareholder of the Corporation, that materially and adversely affects (or if adversely determined, could materially and adversely affect) its present or proposed business, properties, assets, or condition (financial or otherwise) taken as a whole.

     6.5  Use of Proceeds.
          ---------------

     The Corporation shall use the proceeds from the Investment solely for working capital and other general corporate purposes in the ordinary course of business, and/or consistent with the Business Plan.

     6.6  Shareholders Agreement.
          ----------------------

     In connection with this Agreement, the Investor and the Corporation have negotiated the terms of a shareholders agreement (the "Shareholders Agreement"),
a copy of which is attached hereto as Exhibit 6.6.   The Corporation shall use
                                      -----------
its best efforts to cause the shareholders of the Corporation (other than the Investor and the shareholders executing the Shareholders Agreement pursuant to
Section 5.1 above) and any holders of options to acquire shares of capital stock
-----------
of the Corporation, to execute the Shareholders Agreement, or to execute and deliver a joinder agreement pursuant to which such shareholder agrees to be bound by the terms of the Shareholders Agreement, by July 15, 1998.

     6.7  Termination.
          -----------

     The covenants set forth in Article VI hereof shall terminate upon the
                                ----------
consummation of the Initial Public Offering.


                                  ARTICLE VII

                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

     7.1  Survival of Representations and Warranties.
          ------------------------------------------

     The representations and warranties contained in this Agreement, as made and given as to each Closing, shall survive such Closing and shall remain in full force and effect until one (1) year from the date of such Closing.

     7.2  Indemnification.
          ---------------

     (a) In addition to all other rights and remedies available to the Investor, the Corporation shall indemnify, defend, protect and hold harmless the Investor and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (the "Investor Group")against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (including legal and accounting fees and expenses related thereto or incurred in enforcing this Article VII) (collectively,
                                              ------------
"Claims") arising from the untruth, inaccuracy or breach of any of the representations, warranties, covenants or agreements of the Corporation contained in this Agreement (including all Exhibits to this Agreement) or in the Disclosure Letter.

     (b) In addition to all other rights and remedies available to the Corporation, the Investor shall indemnify, defend, protect and hold harmless the Corporation and its affiliates and their respective partners, officers, directors, employees, agents and representatives (the "Corporation Group") against any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense (including legal and accounting fees and expenses related thereto or incurred in enforcing this
Article VII) (collectively, "Claims") arising from the untruth, inaccuracy or
-----------
breach of any of the representations, warranties, covenants or agreements of the Investor contained in this Agreement.

     (c) Any provision of this Agreement to the contrary notwithstanding, neither the Investor Group nor the Corporation Group, as the case may be, will be entitled to indemnification under this Article VII unless the aggregate of
                                          -----------
all Claims to be indemnified against is more than One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"). When the aggregate amount of all such Claims hereunder equals or exceeds the Threshold Amount, the Investor Group or the Corporation Group, as the case may be, shall be entitled to full indemnification of all Claims exceeding the Threshold Amount.


                                 ARTICLE VIII

                           RESTRICTIONS ON TRANSFER

     8.1  Parties to the Shareholder Agreement; Limitation on Transfer.
          ------------------------------------------------------------

     The Common Stock subject to the terms of the Shareholders Agreement shall not be transferable by any shareholder that is a party to the Shareholders Agreement except in accordance with the conditions set forth in the Shareholders Agreement.

     8.2  Restrictive Legend.
          ------------------

          (a) Each certificate representing the Investment Shares issued hereunder shall (unless otherwise permitted by the provisions of Section
                                                                      -------
     8.2 (b) and (c) below) be stamped or otherwise imprinted with a legend in
     ---------------
     substantially the following form:

               THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED TO ANY RESIDENT OF THE UNITED STATES FOR A PERIOD OF TWELVE MONTHS IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION HAS BEEN OBTAINED TO THE EFFECT THAT THE PROPOSED TRANSFER COMPLIES WITH REGULATION S UNDER THE ACT OR OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.


          (b) The holder of any of the Investment Shares by acceptance thereof agrees, prior to any transfer of any of the Investment Shares, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Corporation, the holder delivering such notice shall deliver a written opinion, addressed to the Corporation, of counsel for the holder of the Investment Shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Corporation) such proposed transfer does not involve a transaction requiring registration or qualification of such Securities under the Securities Act or the securities or "blue sky" laws of any state of the United States. Such holder of the Investment Shares shall be entitled to transfer such Securities in accordance with the terms of the notice delivered to the Corporation, if the Corporation does not reasonably object to such transfer on the basis that such proposed transfer involves a transaction requiring registration or qualification of such securities under the Securities Act or the securities or "blue sky" laws of any state of the United States and requests an opinion with respect to such issue within five days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within five days after delivery of such opinion. Each certificate or other instrument evidencing the securities issued upon the transfer of any of the Investment Shares (and each certificate or other instrument evidencing any untransferred balance of such Securities) shall bear the legend set forth in Section 8.2(a) above
                                                         --------------
     unless (i) in such opinion of counsel registration of any future transfer is not required by the applicable provisions of the Securities Act; or (ii) the Corporation shall have waived the requirement of such legends or any other legends deemed necessary by the Corporation.

          (c)  Notwithstanding the foregoing provisions of this Section 8.2, the
                                                                -----------
     restrictions imposed by this Section upon the transferability of any Securities shall cease and terminate when (i) any of the Investment Shares are sold or otherwise disposed of (A) pursuant to an effective registration statement under the Securities Act or (B) in a transaction contemplated by
     Section 8.2  (b) above which does not require that the Securities so
     -----------
     transferred bear the legend set forth in Section 8.2 (a) hereof; or (ii)
                                              -----------
     the holder of such Securities has met the requirements for transfer of such Securities under Rule 144 or any successor Rule. Whenever the restrictions imposed by this Section 8.2 shall terminate, the holder of any of the
                     -----------
     Investment Shares as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 8.2(a)
                                                                 --------------
     above and not containing any other reference to the restrictions imposed by this Section 8.2.
          -----------

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1  Staff and Advisers.
          ------------------

          (a) In connection with Investor's Investment and participation in the operation of the Corporation, the Investor, in consultation with the Corporation, and subject to the approval of the Board of Directors, may appoint the Chief Financial Officer of the Corporation. All members of the staff of the Corporation appointed by the Investor shall be employees of the Corporation and shall be paid by the Corporation commensurate with their positions.

          (b) The Investor shall to supply at any one time three (3) advisers to the Corporation for a period of four months from and after the date of this Agreement. The Investor will be reimbursed for the services of the three advisers on a reasonable basis to be agreed upon by the Corporation and the Investor. The advisers will be selected from the following people or people with equivalent qualifications:

               (i)    Jonathan Smith: Business Development;
               (ii) Bernadette DiMauro: Focus on building relationships with retailers and shopping centers for period of time to be determined;
               (iii) Michael Nicklin: Consumer and shopping center specialist with fifteen (15) years experience and considerable connections with media on an ongoing part time basis; and
               (iv) Elwyn Jenkins: Focus on the overall development of the business and its strategic growth, while also providing key contacts with technology manufacturers, technology partners and key Internet figures on an ongoing part time basis.

     9.2  Standard of Performance.
          -----------------------

     Whenever a party has been specifically granted a right to exercise its business judgment, or act, in a subjective manner, with respect to any matter, or the right to act in its sole and absolute discretion or sole judgment, or the right to make a subjective judgment under any provision of this Agreement, whether or not "objectively" reasonable under the circumstances, any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be part of this Agreement.

     9.3  Notices Etc.
          -----------

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon the first to occur of personal delivery or the day of actual delivery if sent by registered air mail, postage prepaid, or Federal Express or other internationally recognized overnight courier service or facsimile addressed (i) if to the Investor, as indicated on Exhibit 9.3 attached hereto, or at such other address as it shall
             -----------
have furnished to the Corporation, (ii) if to the Corporation, to Interactive Coupon Marketing Group, Inc., 8755 West Higgins Road, Suite 100, Chicago, Illinois 60631 or via facsimile at (773) 693-1311 and addressed to the attention of the corporate secretary, or at such other address or facsimile number as the Corporation shall have furnished to the Investor, or (iii) if to any other holder of the Investment Shares at such address as such holder shall have furnished to the Corporation in writing, or, until such holder so furnishes an address to the Corporation, then to and at the address of the last holder of such Securities issued pursuant to this Agreement or shares of Common Stock issued upon conversion of the Securities issued pursuant to this Agreement, who so furnished an address to the Corporation. In addition, any notice delivered to an address outside the United States shall be duplicated by counterpart telex, Internet e-mail, or facsimile notice (if available). For purposes of giving notice under this Agreement, "business day" shall mean a business day where the recipient of the notice is located.

     9.4  Delays or Omissions.
          -------------------

     No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.5  Assignments; Successors and Assigns.
          -----------------------------------

     Except in connection with any transfer of the Investment Shares in accordance with this Agreement, and except as specifically provided by this
Section 9.5 as to the Investor and its Affiliates, the rights of each party
-----------
under this Agreement may not be assigned. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto. Investor shall have the right to cause any of its Affiliates to pay all or a portion of the purchase price for Investment Shares hereunder; and subject to the restrictions on transfer provided in the Shareholders Agreement, the Investor shall have the right to cause the Corporation to issue any shares hereunder to any of its Affiliates. As used herein and elsewhere in this Agreement, "Affiliate" means Lend Lease Corporation, Ltd., an Australian corporation, and any of its affiliates as defined in the Securities and Exchange Act of 1934.

     9.6  Amendments.
          ----------

     The terms and provisions of this Agreement may not be modified or amended, except pursuant to a written instrument signed by the Corporation and the Investor.

     9.7  Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as originals.

     9.8   Headings and Construction.
           -------------------------

     The Section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Use in this Agreement of the words "including", "such as", or words of similar import, when following any general term, statement or matter, shall not be construed to limit such statement, term or matter to the specific items or matter, whether or not language of non-limitation such as "without limitation" or "but not limited to", or words of similar import, are used with reference thereto, but rather shall refer to all other terms or matters that could reasonably fall within the broadest possible scope of such statement, term or matter. Unless otherwise stated, all references to "Sections" and "Exhibits" are references to the Sections and Exhibits of this Agreement.

     9.9   Entire Agreement.
           ----------------

     This Agreement, including all Exhibits attached or to be attached hereto, is and shall be deemed to be the complete and final expression of the agreement between the parties as to the matters herein contained and relative thereof, sets forth the sole and complete standards pursuant to which their obligations are to be judged and their performance measured, and supersedes any previous agreements between the parties pertaining to such matters.

     9.10  Governing Law, Venue and Jurisdiction.
           -------------------------------------

     This Agreement shall be governed in all respects by the laws of the State of Michigan and the United States of America, without giving effect to principles of conflicts of laws. Each undersigned party hereby consents to the personal and subject-matter jurisdiction of the courts of the State of Michigan and the United States of America over all matters arising from or in connection with the making and operation of this Agreement and the entire relationship of the parties. Any dispute or action among any of the parties hereto with respect to the making or operation of this Agreement, or any matter concerning the Corporation, shall be brought exclusively in the Federal District Court for the Eastern District of Michigan. In the event that the Federal Court for the Eastern District of Michigan does not have jurisdiction over any dispute or action among any of the parties hereto, such dispute or action shall be tried in the Michigan Circuit Court for the County of Oakland. This Section 9.10 shall
                                                            ------------
survive the termination or expiration of this Agreement.

     9.11  Joint Drafting.
           --------------

     Each of the parties hereto has joined in and contributed to drafting this Agreement; there shall be no presumption favoring or burdening any one or more parties hereto based upon draftsmanship.

     9.12  Attorneys Fees.
           --------------

     If any arbitration, litigation or similar proceedings are brought by either party to enforce any obligation or to pursue any remedy under this Agreement, the party prevailing in any such arbitration, litigation or similar proceedings will be entitled to costs of the proceeding and of collection, if any, and reasonable attorneys fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

     9.13  Disclosure on Completion of First Phase.
           ---------------------------------------

     The Investor and Corporation may upon completion of Phase One, if they so agree, make a joint public announcement describing the transactions contemplated by this Agreement. Each party agrees to keep in confidence the transactions contemplated by this Agreement until a joint public announcement is made, except as may be required by applicable law, in connection with the filing of any tax returns, in litigation between the parties, or disclosure to third party consultants with a need to know (subject to the foregoing confidentiality requirements) and the Corporation's shareholders.

     9.14  Exhibits.
           --------

     The Exhibits, to which reference is made in this Agreement, are deemed incorporated into this Agreement in their entirety.

     9.15  No Joint Venture.
           ----------------

     This Agreement does not create any partnership or joint venture or similar relationship between the Corporation and the Investor.


            [The remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed themselves or by their respective representatives thereunto duly authorized as of the date first above written.

                              INTERACTIVE COUPON MARKETING
                              GROUP, INC., a Michigan corporation


                              By: /s/ Steven M. Golden
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:  CEO
                                    ------------------------------


                              LEND LEASE INTERNATIONAL PTY LIMITED,
                              an Australian company


                              By: /s/ J.W. Pomett
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title: Director
                                    ------------------------------